Exhibit 99.1

Plug Power Announces Continued Cash Flow Improvement and Progress on Path to Profitability

SLINGERLANDS, N.Y., March 3, 2025 — Plug Power Inc. (NASDAQ: PLUG), a global leader in the hydrogen economy, today provided an update on its strategic and operational progress and path to profitability. This past year of 2024 marked a pivotal commercial inflection point for Plug as the Company advanced its hydrogen generation platform and scaled new product offerings, such as its electrolyzer solutions.

Commensurate with these strategic initiatives driving the commercial inflection point, and in response to evolving market conditions, Plug took decisive steps in 2024 to improve margins and cash flows by optimizing operations, streamlining its workforce, consolidating facilities, increasing pricing on certain offerings, reducing working capital, and reprioritizing certain hydrogen and new product investments. These collective strategic actions drove a substantial reduction in cash burn throughout 2024, with notably strong improvements in the fourth quarter of 2024.

Despite the significant improvement in cash burn, the Company determined that the strategic actions to temper the investment pace on certain platforms, coupled with the fact that certain markets are developing slower than anticipated, collectively resulted in accounting conclusions to record varied non-cash impairments of certain long-lived and intangible assets.

In addition, given ongoing market conditions and the Company’s decision to focus more on certain markets and temper the pace of investments on medium-term opportunities, the Company has determined it was prudent to take additional measures to optimize its operational footprint, resources, and ongoing expenses. The Company is calling these collective measures “Project Quantum Leap”. These measures are expected to include additional reductions in the workforce over the coming weeks, furthering its rooftop facility consolidations, additional reductions in discretionary spending, additional reduction and leveraging of inventory, and limiting capital expenditures to near-term critical requirements. Project Quantum Leap is targeted to reduce annual expenses in the range of $150 million to $200 million.

We expect that taking these actions will further improve margins and cash flows, and accelerate the path to profitability. As Plug continues to drive innovation and expansion in the hydrogen economy, the Company remains focused on strengthening its financial foundation and executing its growth strategy with discipline and efficiency.

Financial Highlights

•	Revenues: In the fourth quarter of 2024, Plug reported revenue of $191.5 million, reflecting a key commercial inflection point in electrolyzer deployments, continued expansion of its hydrogen network, and increased utilization of its manufacturing footprint. Customer warrant charges for the fourth quarter of 2024 totaled $22.7 million, an elevated amount driven by updated forecasts and the timing of customer programs.

•	Liquidity Management: In the fourth quarter of 2024, operating cash flow improved by 25% quarter-over-quarter (QoQ) and 46% year-over-year (YoY), driven by margin expansion and increased working capital efficiency. For the full year of 2024, operating cash flow burn also improved by 34% compared to 2023, reflecting the Company’s ongoing focus on financial discipline and operational optimization. In terms of capital expenditures, outlays were down by 56% quarter-over-quarter (QoQ) and 52% for the full year of 2024 compared to 2023. This stems from Plug driving key strategic projects to conclusion and limiting incremental investments, as the Company focuses on leveraging recently established platforms to drive cash leverage.

•	Gross Margin Loss: In the fourth quarter of 2024, Plug reported a gross margin loss of 122%, which included the impact of non-cash adjustments of approximately $22.7 million in customer warrant charges and $104.2 million in inventory valuation adjustments. The inventory valuation adjustments were deemed necessary given the strategic slowdown of certain market investments in mobility, high-power stationary applications, and the development of other products. For the full year of 2024, the results included an estimated reduced amount of labor, overhead, and outside services of approximately $42 million (excluding absorption variation for inventory build/reductions). This stems in part from targeted cost reduction including labor optimization and rooftop consolidation. For the full year of 2024, the results also reflect improvements in contribution margin for service and fuel given the Company’s focus on price increases, cost downs, and the leverage of its hydrogen platform buildout. These cost downs were complemented by additional reductions in operational expenses for SG&A and R&D driving enhanced overall operational leverage.

•	Asset Impairment and Bad Debt Charges: Plug recorded $971.3 million in non-cash charges for varied asset impairments and bad debt provision in operating expenses in the fourth quarter of 2024 due to strategic shifts in its business operations stemming from pushouts of market demand and overall market dynamics. The impairment charges recorded will reduce the associated future depreciation and amortization, including an estimated $55 million to $60 million for 2025. The types of assets related to the impairment charges recorded in the fourth quarter of 2024 include property plant and equipment, right-of-use assets, intangible assets, non-marketable equity investments, contract assets, and assets associated with power purchase agreements and fuel.

Operational and Strategic Highlights

•	2024 Electrolyzer Milestone and Strong Basic Engineering and Design Package (BEDP) Pipeline Supporting Future Growth: Plug reported another quarter of growth as its electrolyzer business continues to scale. In the fourth quarter of 2024, electrolyzer revenue increased 583% YoY, driven by the recognition of revenue from 5-megawatt (MW) system sales and a large-scale order deployment. During the fourth quarter of 2024, Plug announced a significant purchase agreement with Allied Green Ammonia (AGA), under which the Company will supply three gigawatts (GW) of electrolyzer capacity for AGA’s cutting-edge green hydrogen-to-ammonia plant in Australia. This agreement further strengthens Plug’s position for continued growth in 2025 and beyond. To date, Plug has secured more than 8 GW in global BEDP contracts, with ongoing progress across its customer base.

•	Hydrogen Production Network and Louisiana Plant Update: Plug continues to strengthen its hydrogen business by effectively leveraging its internal network of hydrogen plants. The Company’s joint venture hydrogen plant with Olin Corporation in Louisiana is on track for full operation, with final commissioning nearly complete. This expansion is expected to increase Plug’s hydrogen nameplate network capacity to over 39 tons per day (TPD), supporting continued growth in hydrogen sales and margin expansion through 2025. We believe this expansion will further enhance Plug’s ability to meet growing customer demand, providing key partners like Amazon and Walmart with reliable, vertically integrated hydrogen solutions.

•	Continued Momentum in Material Handling, with Safe Harbor from Key Customer Demonstrating Ongoing Interest: Plug anticipates its material handling business to grow approximately 10-20% YoY, driven by increased customer diversification and ongoing deployments with key pedestal customers. In the fourth quarter of 2024, a major customer placed an approximate $10 million order, positioning over $200 million in equipment opportunities by using this $10 million order to facilitate a safe harbor investment structure. We believe this development underscores the strong growth trajectory and expanding market opportunities within the material handling segment.

•	Liquidity Planning:

o	Cash Management: Plug closed 2024 with over $200 million in unrestricted cash on its balance sheet as we enter 2025. The improvement in cash burn in the fourth quarter makes it clear the initiatives in 2024 are significantly reducing cash burn for the Company. Given that 2025 will include a full year of benefits from activities undertaken in 2024, coupled with incremental benefits from Project Quantum Leap as outlined above, the cash burn in 2025 is expected to continue to significantly improve.

o	Investment Tax Credit (ITC) Transfers: Plug is pleased to have completed the transfer of approximately $30 million in energy storage ITC related to the hydrogen liquefier at its hydrogen generation plant in Woodbine, GA. This transaction demonstrates Plug’s ability to leverage its assets to provide non-dilutive financing options. The Company plans to leverage a similar strategy for its Louisiana and Texas hydrogen plants and pursue sales of various other asset ITC opportunities.

o	Department of Energy (DOE) Loan Update: Plug recently closed the $1.66 billion DOE Loan Guarantee program. Plug has invested over $250 million in the project to date. To complete the project, Plug estimates an additional required investment of approximately $600 million. Of this additional investment, the DOE loan is targeted to cover approximately $400M. To cover the investment amount outside the DOE loan, Plug has targeted a process of working with project finance and potential equity investors. The Company has made progress aligning with interested parties and anticipates culminating that process commensurate with kicking off the project in the coming months. Construction is expected to take approximately 18 months once its engineering, procurement, and construction (EPC) contractor is mobilized. This remains an important project for the future and is expected to benefit the Company and the U.S. market once completed, but the Company will be prudent about the timing of mobilizing the project to ensure third-party funding given this project is not correlated to near-term sales and margin goals.

CEO Statement

Plug CEO Andy Marsh stated: “2024 was a year of strong execution and meaningful strategic progress for Plug as we advanced our initiatives and made strides in driving the hydrogen economy forward. While we made great strides in improving cash flows in 2024, it is clear based on market dynamics that we have to make additional strides, therefore we are initiating Project Quantum Leap to further position Plug for success in the near and long term by continuing to leverage the platforms we have built while further optimizing the Company. Hydrogen plays a crucial role in energy diversification and contributes to both economic growth and job creation. Plug has the solutions in place today, and we are committed to scaling further, ready to support the world’s energy goals and the increasing demand for reliable and resilient energy systems."

Conference Call

Plug has scheduled a conference call on March 4, at 8:30 AM ET to review the Company’s results for the fourth quarter and full year of 2024. Interested parties are invited to listen to the conference call by calling 877-407-9221 / +1 201-689-8597.

The webcast can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1709272&tp_key=dd1df42c9a

A playback of the call will be available online for a period following the event.

About Plug Power

Plug is building an end-to-end green hydrogen ecosystem, from production, storage, and delivery to energy generation, to help its customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cell technology, the Company has deployed more than 72,000 fuel cell systems and over 275 fueling stations, more than anyone else in the world, and is the largest buyer of liquid hydrogen.

With plans to operate a green hydrogen highway across North America and Europe, Plug built a state-of-the-art Gigafactory to produce electrolyzers and fuel cells and is developing multiple green hydrogen production plants for commercial operation. Plug delivers its green hydrogen solutions directly to its customers and through joint venture partners into multiple environments, including material handling, e-mobility, power generation, and industrial applications.

For more information, visit www.plugpower.com.

Safe Harbor

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug, including but not limited to statements about Project Quantum Leap and the anticipated benefits from the implementation of such initiative, including the anticipated reductions in annual expenses; Plug’s ability to deliver on its business and strategic objectives; Plug’s expectations regarding its financial profile and market outlook, including anticipated improvements to Plug’s path to profitability, cash generation, estimated reductions in future depreciation and amortization, and anticipated improvements in Plug’s cash burn; Plug’s expectations regarding its projects and products, including its hydrogen production network, Louisiana hydrogen plant, material handling products, electrolyzer projects and new products in its energy business, and Plug’s plans regarding its production plants and the timing of the development and commercial operation of such plants; and Plug’s expectations regarding the DOE Loan, including anticipated funding timeline, anticipated construction timeline and expectations that the DOE Loan will benefit Plug and the U.S. market in the future.

You are cautioned that such statements should not be read as a guarantee of future performance or results as such statements are subject to risks and uncertainties. Actual performance or results may differ materially from those expressed in these statements as a result of various factors, including, but not limited to, the following: the anticipated benefits and actual savings and costs resulting from the implementation of cost-reduction measures, including workforce reductions and limits on discretionary spending, inventory and capital expenditures; the risk that Plug’s ability to achieve its business objectives and to continue to meet its obligations is dependent upon its ability to maintain a certain level of liquidity, which will depend in part on its ability to manage its cash flows; the risk that the funding of the DOE Loan may be delayed and the risk that Plug may not be able to satisfy all of the technical, legal, environmental or financial conditions acceptable to the Department of Energy to receive the full DOE Loan; the risk that Plug may continue to incur losses and might never achieve or maintain profitability; the risk that Plug may not be able to raise additional capital to continue its operations and such capital may not be available to Plug on favorable terms or at all; the risk that Plug may not be able to expand its business or manage its future growth effectively; the risk that global economic uncertainty, including inflationary pressures, fluctuating interest rates, currency fluctuations, increase in tariffs, and supply chain disruptions, may adversely affect Plug’s operating results; the risk that Plug may not be able to obtain from its hydrogen suppliers a sufficient supply of hydrogen at competitive prices or the risk that Plug may not be able to produce hydrogen internally at competitive prices; the risk that delays in or not completing its product and project development goals may adversely affect its revenue and profitability; the risk that its estimated future revenue may not be indicative of actual future revenue or profitability; the risk of elimination, nonrenewal, reduction of, or changes in qualifying criteria for government subsidies and economic incentives for alternative energy products, including the Inflation Reduction Act and its qualification to utilize the ITC; the risk that volatility in commodity prices and product shortages may adversely affect Plug’s gross margins and financial results; and the risk that Plug may not be able to manufacture and market products on a profitable and large-scale commercial basis. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2024 as well as any subsequent filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Plug disclaims any obligation to update forward-looking statements except as may be required by law.

Media Contact:

Fatimah Nouilati

Plug Power Inc.

Email: PlugPR@plugpower.com

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